COMPOSITE BYLAWS
                                       OF
                          HEALTH RISK MANAGEMENT, INC.
                                      AS OF
                                 APRIL 21, 1999



                                   ARTICLE I.
                             OFFICES, CORPORATE SEAL

         Section 1.01. Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

         Section 1.02. Other Offices. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

         Section 1.03. Corporate Seal. The corporation shall have no seal.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Place and time of Meetings. Except as provided otherwise by Minnesota Statutes Chapter 302A, as now enacted or hereafter amended (referred to in these Bylaws as "Minnesota Statutes Chapter 302A"), meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock a.m.

         Section 2.02. Regular Meetings.

         (a) A regular meeting of the shareholders shall be held on such date as the Board of Directors shall by resolution establish.

         (b) At the regular meeting the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors to the extent required by Minnesota Statutes Chapter 302A.

         (c) At any regular meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as properly brought before the meeting. In order for business to be properly brought before the meeting, the business must either be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before a regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. A shareholder's notice to the Secretary shall set forth as to each matter that the shareholder proposes to bring before the regular meeting (i) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business at the regular meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. For purposes of this Section 2.02 and Section 2.10 of these Bylaws, reference to a requirement to give timely notice shall mean that such notice addressed to the Secretary of the corporation must be delivered to or mailed and received at the principal executive offices of the corporation not less than 80 days and (except for shareholder proposals subject to Rule 14a-8 under the Securities Exchange Act of 1934) no more than 100 days prior to the upcoming regular meeting; provided, however, that in the event the date of the upcoming regular meeting is advanced by more than 15 days from the first anniversary of the preceding year's regular meeting, then notice by the shareholder to be timely must be so delivered not later than the close of business on the earlier of (A) the 80th day prior to the first anniversary of the preceding year's regular meeting and
(B) the later of (i) the 80th day prior to the upcoming regular meeting and (ii) the 10th day following the day on which notice of the date of such upcoming regular meeting is first given to shareholders; further provided, however, that in the event the date of the upcoming regular meeting is delayed by more than 60 days from the first anniversary of the preceding year's regular meeting, then notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (C) the 80th day prior to the upcoming regular meeting and (D) the 10th day following the day on which notice of the date of such upcoming regular meeting is first given to shareholders. For purposes of this Section 2.02 and Section 2.10 of these Bylaws, notice of the date of such upcoming regular meeting shall be deemed to be first given to shareholders when disclosure of such date is first made in a press release reported by a national news service or a report disseminated by any comparable media for the dissemination of information or any document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934.

         (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the regular meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the regular meeting.

         (e) The chairman of the regular meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Section 2.03. Special Meetings. Special meetings of the shareholders may be held at such time and for such purpose and may be called by such persons under such circumstances as are provided by Minnesota Statutes Chapter 302A.

         Section 2.04. Quorum, Adjourned Meetings. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.05. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner to the extent provided by Minnesota Statutes Chapter 302A. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws.

         Section 2.06. Record Date. The Board of Directors may fix a time, subject to any limitations set by Minnesota Statutes Chapter 302A, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

         Section 2.07. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice to the extent required by Minnesota Statutes Chapter 302A, which notice shall be mailed at least five days prior thereto except when a longer period of notice is required by Minnesota Statutes Chapter 302A.

         Section 2.08. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder as and to the extent provided by Minnesota Statutes Chapter 302A.

         Section 2.09. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

         Section 2.10. Shareholder Nomination of Directors.. Any shareholder who intends to make a nomination at the regular meeting must have given timely notice thereof in writing to the Secretary of the corporation setting forth (A) as to each nominee whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of stock of the corporation which are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (B) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of stock of the corporation which the shareholder beneficially owns. Such notice shall include a signed consent to serve as a director of the corporation if elected of such nominee. The corporation may require any proposed nominee to furnish such further information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The requirement of this Section 2.10 to give timely notice shall be governed by the provisions of Section 2.02(c) as noted therein.

                                  ARTICLE III.
                                    DIRECTORS

         Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as otherwise permitted by Minnesota Statutes Chapter 302A.

         Section 3.02. Number, Qualification and Term of Office. The number of directors of the corporation shall be determined from time to time by resolution duly adopted by the Board of Directors. Unless otherwise provided by the Articles of Incorporation, each director shall hold office until the regular meeting of shareholders next held after such director's election and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director.

         Section 3.03. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated by the Board. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         Section 3.04. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman of the Board by giving at least twenty-four hours notice, or by any other director by giving at least five days notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person.

         Section 3.05. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director as and to the extent provided by Minnesota Statutes Chapter 302A.

         Section 3.06. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

         Section 3.07. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         Section 3.08. Conference Communications. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication as and to the extent authorized by Minnesota Statutes Chapter 302A.

         Section 3.09. Vacancies; Newly Created Directorships. Vacancies in the Board of Directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the then Continuing Directors (as defined in Section 3.10 below) although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section 3.02 may be filled by a majority vote of the directors serving at the time of such increase; and each director elected pursuant to this Section 3.09 shall be a director until such director's successor is elected by the shareholders at their next regular meeting at which directors of the same class are scheduled to be elected.

         Section 3.10. Removal. Any or all of the directors may be removed from office at any time only by one of the following two methods: (a) for cause, by the affirmative vote of the holders of at least 75% of the outstanding shares of the corporation entitled to vote at an election of directors, considered for purposes of this section to be voting as a class; or (b) with or without cause, by the affirmative vote of both (i) a majority of the entire Board of Directors and (ii) a majority of the then Continuing Directors. For purposes of this section, a "Continuing Director" at a particular time shall mean a person who is then a member of the Board and either (i) was a member of the Board on the date of adoption of this bylaw or (ii) subsequently became a member of the Board if such person's election to the Board was recommended or approved by a majority of the then Continuing Directors.

         Section 3.11. Committees. The Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation as and to the extent provided by Minnesota Statutes Chapter 302A.

         A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

         Section 3.12. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles provide otherwise and the action need not be approved by the shareholders.

         Section 3.13. Compensation. Directors who are not salaried officers of this corporation shall receive such compensation per meeting attended or such annual or other compensation or both as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

                                   ARTICLE IV.
                                    OFFICERS

         Section 4.01. Number. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board), a Chief Executive Officer, a President, a Treasurer, a Secretary (if one is elected by the Board) and such other officers and agents as may, from time to time, be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

         Section 4.02. Election, Term of Office and Qualifications. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the Chief Executive Officer, the President, Treasurer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith. The Chief Executive Officer, the President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

         Section 4.03. Removal and Vacancies. Any officer may be removed from his office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

         Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

         Section 4.05. President. The President, unless otherwise provided by the Board of Directors, shall be the Chief Executive Officer and shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or Bylaws or by the Board of Directors to some other officer or agent of the corporation. He shall maintain records of and, when necessary, certify all proceedings of the Board of Directors and the shareholders, and in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

         Section 4.06. Vice President. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

         Section 4.07. Secretary. The Secretary, if one is elected, shall give proper notice of meetings of shareholders and directors. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

         Section 4.08. Treasurer. The Treasurer, unless otherwise provided by the Board of Directors, shall be the chief financial officer and shall keep accurate financial records for the corporation. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositaries as the Board of Directors shall, from time to time, designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

         Section 4.09. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

                                   article v.
                            shares and their transfer

         Section 5.01. Certificates for Shares. All shares of the corporation shall be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the chief executive officer or by such other officer as the Board of Directors may designate. A signature on a certificate may be a facsimile. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.04.

         Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be issued except for such consideration as is permitted by Minnesota Statutes Chapter 302A.

         Section 5.03. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

         Section 5.04. Loss of Certificates. Except as otherwise provided by Minnesota Statutes Chapter 302A, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit or that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   article vi.
                             dividends, record date

         Section 6.01. Dividends. Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.

         Section 6.02. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date.

                                  article vii.
                                books and records

         Section 7.01. Share Register. The Board of Directors of the corporation shall cause to be kept a share register and a record of the dates on which shares were issued, all as and to the extent required by Minnesota Statutes Chapter 302A.


         Section 7.02. Other Books and Records. The Board of Directors shall cause to be kept such other documents as and to the extent required by Minnesota Statutes Chapter 302A.


                                  ARTICLE VIII.
                          LOANS, GUARANTEES, SURETYSHIP

         Section 8.01. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person as and to the extent provided by Minnesota Statutes Chapter 302A.


                                   ARTICLE IX.
                       INDEMNIFICATION OF CERTAIN PERSONS

         Section 9.01. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Chapter 302A.


                                   ARTICLE X.
                                   AMENDMENTS

         Section 10.01. Unless otherwise provided in the Articles of Incorporation, these Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting. Unless otherwise provided in the Articles of Incorporation, such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any regular or special meeting of shareholders called for such purpose, as and to the extent provided by Minnesota Statutes Chapter 302A. Only to the extent limited by Minnesota Statutes Chapter 302A, the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors of filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any Bylaw to increase their number.


                                   ARTICLE XI.
                        SECURITIES OF OTHER CORPORATIONS

         Section 11.01. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, either the Chief Executive Officer or the President shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, either the Chief Executive Officer or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from either the Chief Executive Officer or the President upon any other person or persons.

         Section 11.02. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, either the Chief Executive Officer or the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.